UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     November 3, 2010

Pet Airways, Inc.
(Exact Name of Registrant as Specified in its Charter)

Illinois	4333-130446	20-3191557
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

777 E. Atlantic Avenue, Suite 2C-264
Delray Beach, FL 33483

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code__________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

The information provided in Item 3.02 regarding the private offering of common stock is hereby incorporated by reference.

Section 3 – Securities And Trading Markets

Item 3.02    Unregistered Sales of Equity Securities.

On November 3, 2010, Pet Airways, Inc. (the “Company”, “we” or “us”) sold an aggregate of 4,000,000 shares of the Company’s common stock (the “Shares”) at a price of $0.50 per share for gross cash proceeds of $2,000,000.  The foregoing securities were issued pursuant to an offering (the “Private Offering”) solely to accredited investors of up to 4,000,000 shares of the Company’s common stock.

The Shares were sold in a private placement transaction solely to one accredited investor pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), without engaging in any advertising or general solicitation of any kind.  We made no payment of underwriting discounts or commissions to any person in connection with the Private Offering.

Under the terms of the Private Offering, we will use commercially reasonable efforts to register the Shares for resale under the Securities Act by March 31, 2011.

The descriptions of the Private Offering and the Shares set forth above are qualified in their entirety by reference to a copy of the form of subscription agreement for the Shares filed as an exhibit to this report or incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.   The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

10.1	Form of Subscription Agreement by and between the Company and Purchasers of the Shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pet Airways, Inc.

Date: November 9, 2010	By:	/s/ Daniel Wiesel
Name: Daniel Wiesel
Title: Chief Executive Officer